Transcept Pharmaceuticals Statement on Dismissal of Derivative Lawsuit

Point Richmond, Calif., January 13, 2014 – Transcept Pharmaceuticals, Inc. (Nasdaq: TSPT) today announced the dismissal of the derivative lawsuit by the Court of Chancery of the State of Delaware. The derivative lawsuit was filed on October 24, 2013, by a shareholder, Retrophin Inc., against the Transcept Board of Directors, purporting to assert claims on behalf of Transcept, alleging that our Board of Directors approved and paid excessive compensation to our directors.

“From the beginning, the Transcept Board of Directors believed that this suit had absolutely no merit. We are gratified that Retrophin has acknowledged that it had no standing to pursue the action and decided to dismiss the case,” stated Glenn A. Oclassen, President and Chief Executive Officer.

About Transcept

Transcept Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the development and commercialization of proprietary products to address important therapeutic needs in the field of neuroscience.  The company's lead development candidate is TO-2070, a novel, rapidly absorbed treatment for acute migraine incorporating dihydroergotamine (DHE) as the active drug, which Transcept intends to develop through the completion of preclinical safety studies, but not including the initiation of a Phase 1 human pharmacokinetic study.  Preclinical data suggest that TO-2070 may offer significant migraine treatment benefits beyond those provided by less convenient and more invasive DHE drug delivery methods, such as injection, liquid nasal sprays or pulmonary inhalation.

The Transcept management team developed Intermezzo® from concept to its approval by the FDA in 2011.  Purdue holds commercialization and development rights for Intermezzo in the United States. For further information about Transcept, please visit www.transcept.com. For information about Intermezzo, please visit www.MyIntermezzo.com.

Forward looking statements
This press release contains forward-looking statements that involve substantial risks and uncertainties.  All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements.  Examples of such statements include, but are not limited to, statements relating to the following: our pursuit of strategic initiatives to increase stockholder value, including the nature, timing and effect of such strategic initiatives; and our expectations regarding the special meeting of stockholders. Transcept may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in our forward-looking statements and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations and projections disclosed in the forward-looking statements.  Various important factors could cause actual results or events to differ materially from the forward-looking statements that Transcept makes, including the following: our ability to identify and reach an agreement with a potential merger partner; achieving acceptance of Intermezzo by physicians, patients and third party payors; our dependence on our collaboration with Purdue; our ability to develop TO-2070; obtaining, maintaining and protecting regulatory exclusivity and intellectual property protection for Intermezzo and TO-2070; and the ability of Transcept to obtain additional funding, if needed, to support its business activities.  These and other risks are described in greater detail in the "Risk Factors" section of Transcept periodic reports filed with the SEC.  Forward-looking statements do not reflect the potential impact of any future in-licensing, collaborations, acquisitions, mergers, dispositions, joint ventures, or investments Transcept may enter into or make.  Transcept does not assume any obligation to update any forward-looking statements, except as required by law.

Contact:
Transcept Pharmaceuticals, Inc.
Leone Patterson
Vice President, Chief Financial Officer
(510) 215-3500
lpatterson@transcept.com

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